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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



                Smith Barney Principal Plus Futures Fund L. P. II
             (Exact name of registrant as specified in its charter)


            New York                                 13-3862967
(State of incorporation or                          (IRS Employer
         organization)                            Identification No.)


c/o Smith Barney Futures Management Inc.
390 Greenwich Street - 1st floor
New York, New York                                     10013
(Address of principal                               (Zip Code)
executive offices)




Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                 Name of each exchange on which
to be so registered                 each class is to be registered
-------------------                 ------------------------------

-------------------                 ------------------------------

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Securities to be registered pursuant to Section 12(g) of the Act:

           Units of Limited Partnership Interest
                       (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered

                  The information required by this Item 1 is incorporated by reference to the sections entitled "The Limited Partnership Agreement" and "Use of Proceeds" contained on pages 85-92 of Registrant's Registration Statement on Form S-1 (File No. 33-80723) as filed on February 28, 1996.

Item 2.  Exhibits

                  1 -- Specimen certificates for Units of Limited Partnership Interest (filed as Exhibit 4.1 to the Registration Statement on Form S-1 filed on December 21, 1995 (File No. 33-80723) and incorporated herein by reference).

                  2 -- Limited Partnership Agreement dated November 16, 1995 (filed as Exhibit 3.1 to the Registration Statement on Form S-1 filed on February 28, 1996 (File No. 33-80723) and incorporated herein by reference).

                  3 -- Pages 85-92 of the Registrant's Registration Statement on Form S-1 (File No. 33-80723) as filed on February 28, 1996, "Use of Proceeds" and "The Limited Partnership Agreement".


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                           Smith Barney Principal Plus
                              Futures Fund L.P. II

                           By:  Smith Barney
                                Futures Management Inc.
                                (General Partner)



                           By:   /s/ David J. Vogel
                                 David J. Vogel
                                 President


Dated as of April 30, 1997